EXHIBIT10.22

Confidential Treatment Requested Pursuant to Rule 24b-2

Enclosure

a
The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

HAZ-PA-03659-LA-1601083

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

Subject:	Special Matters Relating to In-Seat IFE Video Equipment [*]

Reference:	1. Purchase Agreement No. PA-03659 (Purchase Agreement) between The Boeing Company (Boeing) and Air Lease Corporation (Customer) relating to Model 787 aircraft (Aircraft)

2. HAZ-PA-03659-LA-1501814 entitled “Installation of Cabin Systems Equipment”

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1.	In-Flight Entertainment In-Seat Video Equipment Integration[*]

1.1. Certain optional features within the Aircraft configuration cause the In-Flight Entertainment (IFE) video equipment to be installed in the seats on the Aircraft. [*].

1.2. [*]
1.3. [*]

2.	[*]

2.1. [*]

3.	[*]

3.1. [*]

3.2. [*]

* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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BOEING PROPRIETARY

Enclosure

3.3. [*]

4.	Assignment.

Unless otherwise noted herein, the special terms described in this Letter Agreement are provided as a financial accommodation to Customer and in consideration of Customer’s taking title to the Aircraft at time of delivery and becoming the operator of the Aircraft.  This Letter Agreement cannot be assigned, in whole or in part, without the prior written consent of Boeing.

5.	Confidential Treatment.

5.1. Customer recognizes the terms of this Letter Agreement are not typically provided to other Customers, including Customer’s lessees, and Customer will take reasonable measures and work with Boeing to keep this information confidential from Customer’s lessees.

5.2. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  By receiving this Letter Agreement, Boeing and the Customer agree to limit the disclosure of its contents to (a) their directors and officers, (b)  employees of Boeing and the Customer with a need to know and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing and the Customer and (c) any auditors, financial advisors, attorneys and independent contractors of Customer or Boeing who have a need to know such information and have signed a confidentiality agreement in the same form and substance similar to this paragraph, except as may be required by (i) applicable law of governmental regulation, or (ii) by Customer for obtaining the regulatory approvals required under the terms of this Letter Agreement.  In connection with any disclosure for filing of this Letter Agreement, or the information contained herein pursuant to any such disclosure, the Parties will request and use their best reasonable efforts to obtain confidential treatment of the information contained herein and agree to cooperate with each other in making and supporting any request for confidential treatment.

* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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BOEING PROPRIETARY

Enclosure

Very truly yours,

THE BOEING COMPANY

By	/s/ James E. Carpenter
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: May 16, 2016

AIR LEASE CORPORATION

By	/s/ Grant Levy
Its	Executive Vice President

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BOEING PROPRIETARY